Exhibit a.

VERSUS CAPITAL Infrastructure Income FUND

THIRD Amended and Restated AGREEMENT AND DECLARATION OF TRUST

This THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made this 20th day of October 2023, by the Trustee hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided, amending and restating the Second Amended and Restated Agreement and Declaration of Trust dated July 11, 2023, for the purposes of eliminating references to the sole initial trustee, adding Trustees as signatories hereto and making such other changes as deemed necessary by the Trustees.

WHEREAS, pursuant to Section 9.9 of the Second Amended and Restated Agreement and Declaration of Trust, the Trustees of the Trust have determined that the Second Amended and Restated Agreement and Declaration of Trust should be amended and restated in its entirety as herein set forth.

NOW, THEREFORE, this Third Amended and Restated Agreement and Declaration of Trust shall take effect as of the time of execution by a majority of the Trustees of the Trust and shall be filed with the Secretary of The Commonwealth of Massachusetts.

ARTICLE 1
NAME AND DEFINITIONS

1.1. Name. This Trust, previously known as “Versus Capital Real Asset Debt Fund”, shall be known as “Versus Capital Infrastructure Income Fund” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) The “Trust” refers to the Massachusetts business trust established by this Declaration of Trust, as amended or restated from time to time;

(b) “Trustees” refers to the Trustees of the Trust named herein or elected or appointed in accordance with Article 4 hereof;

(c) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of Shares shall be divided from time to time;

(d) “Shareholder” means a record owner of Shares;

(e) The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations thereunder, or applicable orders of the Securities and Exchange Commission, all as such statute, rules, regulations, or orders may be amended from time to time;

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(f) The terms “Affiliated Person,” “Interested Person,” and “Principal Underwriter” shall have the applicable meanings given them in the 1940 Act;

(g) “Declaration of Trust” or “Declaration” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(h) “Bylaws” shall mean the Bylaws of the Trust, as amended or restated from time to time;

(i) The term “class” or “class of Shares” refers to the division of Shares into two or more classes as provided in Section 3.1 hereof;

(j) The term “series” or “series of Shares” refers to the division of Shares representing any class into two or more series as provided in Section 3.1 hereof; and

(k) The term “Continuing Trustee,” for purposes of this Declaration of Trust and the Bylaws, shall mean any member of the Board of Trustees who either (a) has been a member of the Board of Trustees since the date when Shares are first sold pursuant to a public offering or (b) was nominated to serve as a member of the Board of Trustees, or designated as a Continuing Trustee, by a majority of the Continuing Trustees then members of the Board of Trustees.

ARTICLE 2
PURPOSE

The purpose of the Trust is to engage in the business of a management investment company and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration.

ARTICLE 3
SHARES

3.1. Division of Beneficial Interest. The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be divided into two or more series), Shares of each such class or series having such par value and such preferences, voting powers, terms of redemption, if any, and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine or as may be set forth in the Bylaws. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares of each class or series authorized shall be unlimited, except as the Bylaws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. Any fractional Share of a series or class shall carry proportionately all the rights and obligations of a whole Share of that series or class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust. The Trustees may from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series.

3.2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent of the Trust. Except as provided in the Bylaws or as the Trustees may otherwise determine from time to time, no certificates certifying the ownership of Shares shall be issued. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class and series and as to the number of Shares of each class and series held from time to time by each Shareholder.

3.3. Repurchases. The Trust may repurchase Shares in accordance with Rule 23c-3 under the 1940 Act or as otherwise permitted under the 1940 Act and other applicable law. In addition, the Board may cause the Trust to repurchase the Shares of a Shareholder or of any person acquiring such Shares from or through a Shareholder in the event that the Board determines or has reason to believe that such repurchase would be in the best interest of the Trust, including in circumstances where, among other things: (a) all or part of such Shares have been transferred in violation of this Declaration or such Shares have vested in any person by operation of law as a result of the death, dissolution, bankruptcy or incompetency of a Shareholder; (b) ownership of such Shares by such Shareholder or other person will cause the Trust to be in violation of, or subject the Trust or any Shareholder to additional registration or regulation under the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction; (c) continued ownership of such Shares may be harmful or injurious to the business or reputation of the Trust, or may subject the Trust or any Shareholder to an undue risk of adverse tax or other fiscal consequences; or (d) any representation or warranty made by a Shareholder in connection with the acquisition of its Shares was not true when made or has ceased to be true.

3.4. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees or the Bylaws from time to time authorize.

3.5. No Preemptive Rights. Shareholders shall have no preemptive or other right to receive, purchase, or subscribe for any additional Shares or other securities issued by the Trust.

3.6. Derivative Claims. As used herein, a “direct” Shareholder claim shall refer to (i) a claim based upon alleged violations of a Shareholder’s individual rights independent of any harm to the Trust, including a particular Shareholder’s voting rights under Section 5.2 herein or the Bylaws, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the Shareholder and independent of any harm to the Trust; and/or (ii) a claim for which a direct Shareholder action is expressly provided under U.S. federal securities laws. Any claim asserted by a Shareholder other than a direct claim, including, without limitation, any claims purporting to be brought on behalf of the Trust or other individual Shareholder or involving any alleged harm to the Trust or other individual Shareholder, shall be considered a “derivative” claim.

No Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding, or claim on behalf of the Trust or any series or class of Shares, or involving any alleged harm to the Trust, without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding, or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. The Trustees shall consider such demand within ninety (90) days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or a series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders and no suit, proceeding or other action shall be commenced or maintained after a decision to reject a demand. Any Trustee who is not an Interested Person of the Trust acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust shall be deemed to be independent and disinterested with respect to such demand, proceeding, or claim. The provisions of this Section 3.6 shall not apply to claims made under federal securities laws.

3.7. Direct Claims. No group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act (excepting rights of action permitted under Section 36(b) of the 1940 Act), nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within ninety (90) days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made in their business judgment and shall be binding on all Shareholders. The provisions of this Section 3.7 shall not apply to claims made under federal securities laws.

3.8. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration or the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

ARTICLE 4
THE TRUSTEES

4.1. Number of Trustees and Term of Office. Subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws, the number of Trustees shall be such number as shall be fixed from time to time by a vote of a majority of the Trustees then in office. The Trustees who are signatories to this Declaration on the date hereof, and such other persons as the Trustee or Trustees then in office shall appoint (to fill a vacancy or otherwise) prior to any sale of Shares pursuant to a public offering shall each serve until his or her successor is elected and qualified, or until he or she sooner dies, resigns, retires (including in accordance with policies adopted by the Board of Trustees from time to time), or is removed, subject in each case to any terms created pursuant to this Article 4; provided, however, that the sole initial Shareholder of the Trust or a class of Shares entitled to elect such Trustees may do so by resolution or consent of such Shareholder in the absence of a meeting of Shareholders called by the Trustees.

The Trustees may determine and appoint by resolution those Trustees, if any, that shall be elected by a particular class of Shareholders (e.g., by a class of preferred Shares issued by the Trust), prior to the initial issuance of such class of Shares, provided that either (i) the sole initial Shareholder of the class of Shares entitled to elect such Trustees does so by resolution or (ii) the Trustees call a meeting of Shareholders of such class of Shares to elect such Trustees, in either case within one hundred and twenty (120) calendar days of the initial appointment by the Trustees.

Shareholders shall be entitled to elect Trustees only at meetings of Shareholders called for the purpose of electing Trustees in accordance with this Declaration and the Bylaws. The Trust shall not be required to hold meetings of Shareholders to vote on the election of Trustees, annually or otherwise, except if specifically required under this Declaration of the Bylaws, by the 1940 Act, by applicable requirements if the Fund lists Shares for trading on a national securities exchange, or by other applicable law.

Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, retires (including in accordance with policies adopted by the Board of Trustees from time to time), or is removed, or, if sooner, until the next meeting of Shareholders, if any, called for the purpose of electing Trustees, and until the election and qualification of his or her successor.

No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 4.3 at the time of the decrease. Except as provided in this Section 4.1 or Section 4.2, Trustees shall be elected only at an annual meeting of Shareholders or a special meeting in lieu of an annual meeting.

4.2. Vacancies; Resignation; Retirement; Removal. From and after the date when Shares are first sold pursuant to a public offering and subject to any voting powers of one or more classes or series of Shares as set forth in this Declaration of Trust or in the Bylaws or by resolution of the Board of Trustees, any vacancies occurring in the Board of Trustees may be filled by the Trustees as set forth below. Prior to the date when Shares are first sold pursuant to a public offering, subject to any limitations imposed by the 1940 Act or other applicable law, any vacancies occurring in the Board of Trustees may be filled by the Trustees without any action by or meeting of Shareholders.

Subject to any limitations imposed by the 1940 Act or other applicable law, any vacancy occurring in the Board of Trustees that results from an increase in the number of Trustees may be filled by a majority of the entire Board of Trustees, and any other vacancy occurring in the Board of Trustees may be filled by a majority of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee; provided, however, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, (i) a majority of the remaining Trustees elected by that class or series or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series, or (ii) if there are no remaining Trustees elected by such class or series, a majority of the entire Board of Trustees may fill any such vacancy, provided that the Trustees shall call a meeting of Shareholders of such class or series within one hundred and twenty (120) calendar days of such appointment to elect a Trustee to such Board seat. A Trustee elected by the Board of Trustees to fill any vacancy occurring in the Board of Trustees shall serve until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Any Trustee may resign his or her trust or retire as a Trustee (without need for prior or subsequent accounting except in the event of removal) by an instrument in writing signed by him and delivered to the President or Secretary or a Trustee of the Trust, and such resignation or retirement shall be effective ninety (90) days or more after the receipt of such notice (or such lesser period agreeable to the other Trustees). Any Trustee may be removed from office with or without cause (i) by action of at least seventy-five percent (75%) of the outstanding Shares of the classes or series of Shares entitled to vote for the election of such Trustee, or (ii) by written instrument, signed by at least two-thirds (66 2/3%) of the Trustees not subject to the removal. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee retired or removed shall have any right to any compensation for any period following his or her resignation, retirement, or removal, or any right to damages on account of such removal.

4.3. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, disqualification or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

4.4. Powers. Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration providing for the conduct of the business of the Trust and may amend and repeal them to the extent and as provided in Section 9.7(iii) of this Declaration. Subject to the voting power of one or more classes or series of Shares as set forth in this Declaration or in the Bylaws or by resolution of the Board of Trustees, the Trustees may fill vacancies in or add to their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians (including foreign custodians) and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a shareholder servicing agent, or both, retain a fund account agent or administrator, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter or other duly appointed service provider.

Without limiting the foregoing, the Trustees shall have power and authority:

(a) To invest and reinvest cash, and to hold cash uninvested;

(b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to, or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

(f) To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any classes or series of Shares, to allocate assets, liabilities, income and expenses of the Trust to a particular class or classes or series of Shares or to apportion the same among two or more classes or series;

(g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) To compromise, arbitrate, mediate or otherwise adjust claims in favor of or against the Trust on any matter in controversy, including but not limited to claims for taxes;

(j) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

(k) To borrow funds or other property;

(l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all of such obligations;

(m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, sub-advisers or managers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, sub-adviser or manager, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(n) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(o) To purchase, repurchase, redeem, or otherwise acquire Shares, including in accordance with Rule 23c-3 under the 1940 Act or as otherwise permitted under the 1940 Act and other applicable law;

(p) To authorize trading of Shares on the secondary market, through listing on a national securities exchange or other platform, as permitted under applicable law;

(q) To change or eliminate any requirements for investment in Shares of any series or class, including without limitation the power to provide for the issuance of Shares of any series or class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company; and

(r) To engage in any other lawful act or activity in which business corporations or voluntary associations organized under the laws of The Commonwealth of Massachusetts may engage, including, but not limited to, any and all acts permitted of a closed-end company and “interval fund” under the 1940 Act.

The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing to in no way limit the Trustees’ powers and authority. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.

Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken (a) by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts. Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken at a meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (and participation by such means shall constitute presence in person at a meeting); or (b) by written consent of a majority of the Trustees then in office (or such greater number as may be required by this Declaration, the Bylaws, or applicable law), which written consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as votes taken at a meeting of Trustees.

4.5. Payment of Expenses by the Trust. The Trustees are authorized to pay, or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income of the Trust, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, in connection with the management thereof, or in connection with the financing of the sale of Shares, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment advisers, sub-advisers or managers, principal underwriters, auditors, counsel, custodians, transfer agents, shareholder servicing agents, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes, and liabilities incurred by or arising in connection with a particular series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that series and may, as the Trustees from time to time may determine, be allocated to a particular class of Shares or apportioned among two or more classes of Shares of a series.

4.6. Ownership of Assets of the Trust. Title to all of the assets of the Trust and each series and class of Shares shall at all times be considered as vested in the Trustees.

4.7. Advisory, Management and Distribution. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with one or more corporations, limited liability companies, general or limited partnerships, trusts, associations, or other organizations (each a “Manager”), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may provide for one or more sub-advisers or other agents who shall perform all or part of the obligations of the relevant Manager under such contract and contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with one or more Managers or other corporations, limited liability companies, general or limited partnerships, trusts, associations, or other organizations appointing it or them exclusive or nonexclusive distributor(s) and/or principal underwriter(s) for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

The fact that:

(a) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, member, trustee, employee, manager, adviser, sub-adviser, principal underwriter or distributor or agent of or for any corporation, limited liability company, general or limited partnership, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory, sub-advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(b) any corporation, limited liability company, general or limited partnership, trust, association, or other organization, with which an advisory, sub-advisory or management contract or principal underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory, sub-advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract with one or more other corporation, limited liability company, general or limited partnership, trust, association, or other organization, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

4.8. Address of the Trustees and Agent for Service of Process. The principal address of the Trustees on the date hereof is c/o Versus Capital Advisors, LLC, 5050 S. Syracuse Street, Suite 1100, Denver, Colorado 80237. The name and address of the resident agent of the Trust on the date hereof in the Commonwealth of Massachusetts is CT Corporation System, 155 Federal Street, Suite 700, Boston, Massachusetts 02110. Each Trustee may change his or her principal address, and the Trustees may appoint a new or successor resident agent of the Trust, in each case at any time in his, her or their sole discretion.

ARTICLE 5
SHAREHOLDERS’ VOTING POWERS AND MEETINGS

5.1. General. Except as otherwise provided in this Article 5 or elsewhere in this Declaration, Shareholders shall have such power to vote as is provided for in, and shall and may hold meetings and take actions pursuant to and subject to the voting thresholds or other requirements set forth in, the provisions of the Bylaws. For the avoidance of doubt, the foregoing shall not prevent or limit the application to any Shareholder of any voting, Share ownership or similar limitations or requirements set forth in this Declaration of Trust or the Bylaws.

5.2. Voting Powers as to Certain Transactions.

(a) Except as otherwise provided in paragraph (b) of this Section 5.2, the affirmative vote or consent of at least a majority (>50%) of the Trustees of the Trust and at least a majority (>50%) of the Shares outstanding and entitled to vote thereon shall be necessary to authorize any of the following actions:

(i) the merger or consolidation or share exchange of the Trust or any series or class of Shares with or into any other person or company (including, without limitation, a partnership, corporation, limited liability company, joint venture, business trust, common law trust or any other business organization) or of any such person or company with or into the Trust or any series or class of Shares;

(ii) any Shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Trust or a series or class of Shares; or

(iii) the issuance or transfer by the Trust or any series or class of Shares (in one or more series of transactions in any twelve-month period) of any securities of the Trust or such series or class to any other person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (i) sales of any securities of the Trust or a series or class in connection with a public offering thereof, (ii) issuance of securities of the Trust or a series or class pursuant to a dividend reinvestment plan adopted by the Trustees; (iii) issuance of securities of the Trust or a series or class upon the exercise of any stock subscription rights distributed by the Trust or a series or class; and (iv) the sales of any securities on the secondary market pursuant to Section 4.4(p) above.

(b) Notwithstanding anything to the contrary in paragraph (a) of this Section 5.2, so long as each action is approved by both a majority of the entire Board of Trustees and a majority of the Continuing Trustees, and so long as all other conditions and requirements, if any, provided for in the Bylaws and applicable law have been satisfied, then no Shareholder vote or consent shall be necessary or required to approve any of the actions listed in paragraphs (a)(i), (a)(ii) or (a)(iii) of this Section 5.2, except to the extent such Shareholder vote or consent is required by the 1940 Act or other applicable law.

5.3. Conversion to Open-End Company. Notwithstanding any other provisions in this Declaration or the Bylaws, the conversion of the Trust or any series of Shares from a “closed-end company” to an “open-end company,” as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act (as in effect on the date of this Declaration), together with any necessary amendments to this Declaration to permit such a conversion, shall require the affirmative vote or consent of at least a majority (>50%) of the Shares outstanding and entitled to vote on the matter, unless both a majority of the Trustees and a majority of the Continuing Trustees entitled to vote on the matter approve such conversion and related actions. In the event of such approval by the Trustees and the Continuing Trustees as referred to in the preceding sentence, the 1940 Act shall govern whether and to what extent a vote or consent of Shares shall be required to approve such conversion and related actions. Any affirmative vote or consent required under this Section 5.3 shall be in addition to the vote or consent of the Shareholders otherwise required by law or by any agreement between the Trust and any national securities exchange, as applicable.

ARTICLE 6
DISTRIBUTIONS AND DETERMINATION OF NET ASSET VALUE

6.1. Distributions. The Trustees may each year, or more frequently if they so desire, but need not, distribute to the Shareholders of any or all classes or series of Shares such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of income for each year or other period, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 6.1 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 6.2, or at such other value as may be specified by the Bylaws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect. The Trustees may delegate any authority with respect to distributions as they consider desirable to any officer of the Trust.

6.2. Determination of Net Asset Value. The net asset value per share of each class and each series of Shares of the Trust shall be determined in accordance with the 1940 Act and any related procedures adopted by the Trustees from time to time. Determinations made under and pursuant to this Section 6.2 in good faith and in accordance with the provisions of the 1940 Act shall be binding on all parties concerned.

ARTICLE 7
COMPENSATION AND LIMITATION
OF LIABILITY OF TRUSTEES

7.1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the Trust’s employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.

7.2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, adviser, sub-adviser, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE 8
INDEMNIFICATION

8.1. Trustees, Officers etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, including any form of alternate dispute resolution, such as, but not limited to, arbitration or mediation, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or was at least not opposed to the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article 8, provided, that (a) such Covered Person shall provide appropriate security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person’s failure to fulfill his or her undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

Each Covered Person’s right to indemnification vests by virtue of such Covered Person’s status as such, and no repeal or modification of this Section 8.1 shall adversely affect any rights to indemnification from liabilities or expenses or to the advancement of liabilities or expenses of any Covered Person who is within the definition of “Covered Person” existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

8.2. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, indemnification shall be provided if (x) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, or (y) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 8.2 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 8.2 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

8.3. Rebuttable Presumption. For purposes of the determination or opinion referred to in clause (c) of Section 8.1 or clauses (x) or (y) of Section 8.2, the majority of disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or was at least not opposed to the best interests of the Trust and that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

8.4. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 8, the term “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested person” is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article 8 shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any person.

8.5. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability.

ARTICLE 9
MISCELLANEOUS

9.1. Trustees, Shareholders etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular series or class of Shares shall look only to the assets of the Trust or the assets of that particular series or class of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees or by any officer or officers or otherwise shall give notice that this Declaration is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders or any other person individually.

9.2. Trustees and Officers Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. No provision of this Section 9.2 or this Declaration shall limit or eliminate any duty under federal securities laws (including any fiduciary duties of loyalty and care) a Trustee or officer owes to the Trust with respect to claims asserted under the federal securities laws. The Trustees or officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees and officers shall not be required to give any bond as such, nor any surety if a bond is required.

For the sake of clarification and without limiting any foregoing provision, for purposes of (a) any standard of care applicable to a Trustee in the discharge of his or her duties as a trustee and (b) indemnification of a Trustee pursuant to Article 8 of this Declaration of Trust, the conduct of the Trustee shall be evaluated solely by reference to a hypothetical reasonable person, without regard to any special expertise, knowledge, or other qualifications of the Trustee. In particular, and without limiting the generality of the foregoing, the appointment, designation, or identification of a Trustee as the chairperson of the Trustees, the lead or assistant lead independent Trustee, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including audit committee financial expert) or having any other knowledge, experience, or other qualification, shall not result in that Trustee being held to a standard of care that is higher than the standard that would be applicable in the absence of such appointment, designation, or identification, nor shall such appointment, designation, or identification or such knowledge, experience, or other qualification impose any duties, obligations, or liabilities that are greater than would obtain in the absence of such appointment, designation, or identification or such knowledge, experience, or qualification.

9.3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

9.4. Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws, the Trust may be terminated at any time (i) by vote or consent of Shareholders holding at least seventy-five percent (75%) of the Shares entitled to vote or (ii) by vote or consent of both a majority of the entire Board of Trustees and a majority of the Continuing Trustees upon written notice to the Shareholders. Any series or class of Shares may be terminated at any time (x) by vote or consent of Shareholders holding at least seventy-five percent (75%) of the Shares of such series of class entitled to vote or (y) by vote or consent of both a majority of the entire Board of Trustees and a majority of the Continuing Trustees upon written notice to the Shareholders of such series or class. For the avoidance of any doubt and notwithstanding anything to the contrary in this Declaration, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series of class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) and (y) of this Section 9.4.

Upon termination of the Trust or of any one or more series or classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series or class, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the series or class(es) involved, ratably according to the number of Shares of such series or class held by the several Shareholders on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes or series of Shares.

9.5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust, where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein”, “hereof”, and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

9.6. Applicable Law. This Declaration is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. The laws of The Commonwealth of Massachusetts shall govern the operations of the Trust, including, absent a provision to the contrary therein, any contract between the Trust and any party relating to the provision of investment advisory, administrative, or distribution services to the Trust.

9.7. Forum for Adjudication of Disputes. Unless the Trust consents in writing to an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought by or on behalf of the Trust or any series or Shareholders against the Trust or any series, the Trust’s investment adviser, or the Trustees, officers, or employees of the Trust; (ii) any action arising under or to interpret, apply, enforce, or determine the validity of this Declaration of Trust or the Bylaws or any investment advisory agreement; or (iii) any action asserting a claim governed by the internal affairs doctrine shall be brought in either the federal courts sitting within the City of

Boston in The Commonwealth of Massachusetts or the Business Litigation Session of the Massachusetts Superior Court in Suffolk County. Any person purchasing or otherwise acquiring or holding any interest in shares of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 9.7, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 9.7.

9.8. Severability. If any provision or provisions of this Declaration of Trust shall be held to be invalid, illegal, or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision(s) in any other circumstance and of the remaining portions of such provision and all other provisions hereof shall not in any way be affected or impaired thereby.

9.9. Amendments.

(a) Except as specifically provided in this Declaration of Trust, the Bylaws, or applicable law, the Trustees may amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto, or an amended and restated Declaration of Trust by an instrument in writing executed by a majority of the Trustees. Shareholders shall have the right to vote only on (i) any amendment that would affect their right to vote granted in Section 5.1 hereof; (ii) any amendment as may be required by law to be approved by Shareholders; and (iii) any amendment submitted to them by the Trustees.

(b) Notwithstanding Section 9.9(a) above, the Trustees may, without any Shareholder vote, amend this Declaration of Trust (i) as may be necessary or desirable in order to authorize one or more classes or series of Shares as in Section 3.1 hereof; (ii) to change the name of the Trust; (iii) to supply any omission or to cure, correct, or supplement any ambiguous, defective, or inconsistent provision hereof; (iv) if they deem it necessary or advisable, to conform the Declaration of Trust to the requirements of applicable law, including the 1940 Act or the Internal Revenue Code of 1986, as amended, but the Trustees shall not be liable for failing to do so; or (v) with respect to an amendment affecting a series or class, for any reason at any time, if there are no Shares of such series or class outstanding at that time. In the event that the Trust becomes subject to a requirement to hold annual meetings of Shareholders to vote on the election of Trustees, including by virtue of listing the Shares for trading on a national securities exchange, a majority of the then Trustees and a majority of the Continuing Trustees may by resolution amend Article 4 and other applicable provisions of this Declaration to provide for a classified Board of Trustees with staggered terms of office and such other provisions as the Trustees deem appropriate in connection with holding annual Shareholder meetings, and such amendments shall not require authorization by Shareholder vote.

(c) Nothing contained in the Declaration shall permit the amendment of the Declaration of Trust (i) to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees, former Trustees, officers, employees or agents; (ii) to permit assessments upon Shareholders of the Trust, or (iii) to limit the rights to indemnification provided in Article 8 with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment.

(d) Except to the extent that the Bylaws or applicable law requires a vote or consent of Shareholders, the Board of Trustees shall have the sole power and authority to adopt, amend, alter, change or repeal any Bylaw of the Trust, if the resolution or writing adopting, amending, altering, changing or repealing any such Bylaw is approved or signed by a majority of the Board of Trustees; provided, however, that the approval of both a majority of the Board of Trustees and a majority of the Continuing Trustees shall be required for (i) any amendment, alteration, change or repeal of Article 10 (Shareholders’ Voting Power and Meetings) of the Bylaws and (ii) any amendment, alteration, change or repeal of any other Article or provision of the Bylaws designated from time to time by resolution of both a majority of the Board of Trustees and a majority of the Continuing Trustees to require such approval.

9.10. Address of the Trust. As of the date hereof, the principal address of the Trust is c/o Versus Capital Infrastructure Income Fund, 5050 S. Syracuse Street, Suite 1100, Denver, Colorado 80237. The Trustees may change the principal address of the Trust to any location within or without The Commonwealth of Massachusetts as they shall determine in their sole discretion.

IN WITNESS HEREOF, the Trustee as aforesaid does hereto set his hand this 20th day of October 2023.

/s/ Robert F. Doherty
Robert F. Doherty, as Trustee

/s/ Jeffry A. Jones
Jeffry A. Jones, as Trustee

/s/ Richard J. McCready
Richard J. McCready, as Trustee

/s/ Paul E. Sveen
Paul E. Sveen, as Trustee

/s/ Susan K. Wold
Susan K. Wold, as Trustee

/s/ Casey Frazier
Casey Frazier, as Trustee
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